Exhibit j(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 68 to the Registration Statement number 811-2546 on Form N-1A of Fidelity Commonwealth Trust of our reports each dated June 7, 1999 on the financial statements and financial highlights included in the April 30, 1999 Annual Reports to Shareholders of Fidelity Small Cap Stock Fund and Fidelity Large Cap Stock Fund and our reports each dated June 8, 1999 on the financial statements and financial highlights included in the April 30, 1999 Annual Reports to Shareholders of Fidelity Small Cap Selector Fund and Fidelity Intermediate Bond Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

 /s/Deloitte & Touche LLP
    Deloitte & Touche LLP
    Boston, Massachusetts
    June 22, 1999

[TO BE USED IN A POST-EFFECTIVE AMENDMENT WHERE THERE ARE TWO OR MORE PROSPECTUSES COVERING FUNDS IN THE SAME TRUST (E.G., PURITAN TRUST).]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. [ ] to the Registration Statement on Form N-1A of [TRUST NAME: FUND NAMES] of our reports dated [DATE OF OPINION] on the financial statements and financial highlights included in the [FISCAL YEAR END] Annual Reports to Shareholders of [FUND NAMES].

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

 /s/Deloitte & Touche LLP
    Deloitte & Touche LLP
    Boston, Massachusetts

[Insert date 485(b) filing is sent to EDGAR Administrator]